Exhibit 10.15(b)

[LETTERHEAD OF ALLIED HOLDINGS, INC.]

THOMAS M. DUFFY	Direct Dial No.: 404 370-4225
Executive Vice President	Facsimile No.: 404 370-4206
Secretary and General Counsel	E-Mail Address: tommyduffy@alliedholdings.com

July 18, 2005

VIA FACSIMILE and
U.S. MAIL

Mr. Jim Melwing
General Manager
UPS Autogistics
UPS Supply Chain Solutions
21800 Haggerty Road
Suite 300
Northville, MI 48167

RE:	Contract between Allied Automotive Group, Inc. (“Allied”) and UPS Autogistics, Inc. (“UPSA”)

Dear Jim:

     This letter evidences the agreement of Allied and UPSA to amend the agreement by and among Allied and Ford Motor Company dated April 3, 1992 as amended from time to time, including the amendments dated September 6, 2001 and September 30, 2002, with such contract having been assigned by Ford Motor Company to UPSA (collectively, the “Agreement”).

     By executing below, Allied and UPSA agree to amend the Agreement in order to provide that the Agreement shall terminate on December 31, 2005 as to ramp locations and plant locations. Allied and UPSA further agree that all terms and conditions of the Agreement shall remain in full force and effect except as amended hereby.

Agreed to by:

ALLIED AUTOMOTIVE GROUP, INC.		UPS AUTOGISTICS, INC.

By:	/s/ Thomas M. Duffy	By:	/s/ James Melwing

	Thomas M. Duffy		James Melwing
	Executive Vice-President		General Manager